STEVEN KATZ
Briar Ridge Plaza
440 South Main Street
Milltown, NJ 08850
Telephone: (732) 254-5385
Fax: (732) 254-8705

April 27, 2006

Robert L. Ferguson
Chairman of the Board
Vivid Learning Systems, Inc.
723 The Parkway
Richland, WA 99352

Subject: Resignation

This letter will confirm my resignation from the Board of Directors of Vivid Learning Systems, Inc. to be effective Friday, April 28, 2006.

Thank you,

Steven Katz